UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 27, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement

On April 27, 2007, the Company entered into an employment agreement with
Chris Duignan effective April 27, 2007, under which, among other things: (a) Mr.
Duignan will be promoted to Chief Financial Officer for the period beginning on
April 27, 2007 and ending on April 27, 2009 at a salary of $220,000 annually; (b)
if Mr. Duignan’s employment is terminated before April 27, 2009 without “cause”
(as defined in the agreement) or Mr. Duignan’s employment is terminated by Mr.
Duignan before April 27, 2009 for good reason (as defined in the agreement), the
Company will pay to Mr. Duignan an amount equal to his annual salary and the unvested portion of all stock options held by Mr. Duignan would immediately vest and become exercisable; (c) Mr. Duignan would receive a payment equal to one times the rate of his annual salary and the unvested portion (if any) of the options held by Mr. Duignan would vest if Mr. Duignan’s employment is terminated within one year following a change in control of the Company (as defined in the agreement). In addition, the employment agreement provides that
Mr. Duignan is granted an option to acquire 100,000 shares of Company common stock at an exercise price equal to the closing price of the Company’s common stock on April 27, 2007. The options have been classified as non-qualified stock options, have an exercise price equal to the fair market value on the grant date, have a seven-year term, and vest over three years, subject to continued
employment and other conditions.

The employment agreement is attached hereto as Exhibit 99.2, the full terms of which are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

Effective April 27, 2007, pursuant to the employment agreement described in
Item 1.01 above, Chris Duignan was appointed as Chief Financial Officer of the
Company. Mr. Duignan, 31, has served as Interim Chief Financial Officer of the
Company since November 2006. Mr. Duignan has worked for the Company for five years, rising from the Manager of Treasury Operations, to Controller, to
Interim Chief Financial Officer. Mr. Duignan also serves as Viewpoint’s Chief
Accounting Officer. Prior to Viewpoint, Mr. Duignan worked at
PriceWaterhouseCoopers for four years in their technology group within the audit practice. At PwC, Mr. Duignan’s client base consisted of publicly traded technology companies as well as start-ups. Mr. Duignan received a bachelor of science in accounting from Fairfield University in 1997 and is a Certified Public
Accountant.

On May 1, 2007, Viewpoint Corporation (the “Company”) issued a press release entitled “Viewpoint Corporation Appoints Chris Duignan Chief Financial
Officer.” The text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

	Exhibit 99.1	Press Release of Viewpoint Corporation, dated May 1, 2007,
entitled “Viewpoint Corporation Appoints Chris Duignan Chief Financial Officer”

	Exhibit 99.2	Employment Agreement between the Company and
Christopher C. Duignan, dated as of April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Andrew J. Graf
Andrew J. Graf
EVP and General Counsel

Dated: May 2, 2007